UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 31, 2018

CARBON ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7030
(Registrant’s telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Overview of Transactions

On December 31, 2018 (the “Closing Date”), Carbon Energy Corporation (the “Company”), completed the acquisition of all of the Class A Units of Carbon Appalachian Company, LLC, a Delaware limited liability company (“Carbon Appalachia”) owned by Old Ironsides Fund II-A Portfolio Holding Company, LLC, a Delaware limited liability company (“OIE II-A”), and Old Ironsides Fund II-B Portfolio Holding Company, LLC, a Delaware limited liability company (“OIE II-B” and collectively with OIE II-A, the “Sellers”) pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company and the Sellers dated May 4, 2018, as amended (the “Acquisition”). As a result of the Acquisition, the Company now holds all of the issued and outstanding ownership interests of Carbon Appalachia and Carbon Appalachia, along with its direct and indirect subsidiaries (Carbon Appalachia Group, LLC, Carbon Tennessee Mining Company, LLC, Carbon Appalachia Enterprises, LLC, Carbon West Virginia Company, LLC, Cranberry Pipeline Corporation, Knox Energy, LLC, Coalfield Pipeline Company and Appalachia Gas Services Company, LLC), are now wholly-owned subsidiaries of the Company.

A copy of the amendment executed in connection with the closing of the Acquisition is attached as Exhibit 10.1 to this Current Report on Form 8-K. The material terms of the Purchase Agreement are described in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission on May 4, 2018. The description of the amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of the amendment.

The Company paid the Sellers $33 million in cash and delivered its promissory notes in the aggregate original principal amount of approximately $25 million (the “Seller Notes”) on the Closing Date in exchange for all of the Class A Units of Carbon Appalachia owned by the Sellers (such Class A Units representing 73.5% of all of the issued and outstanding Class A Units). The Seller Notes bear interest at 10% per annum and have a term of five years, the first three of which require interest-only payments at the end of each calendar quarter beginning with the quarter ending March 31, 2019. At the end of the three year interest-only period, the then current outstanding principal balance and interest is to be paid in 24 equal monthly payments. The Seller Notes also provide for mandatory prepayments upon the occurrence of certain subsequent liquidity events and a one-time principal reduction payment in the aggregate amount of $2,000,000 on or before February 1, 2019.

Additional funds used to close the Acquisition were provided in connection with the amendment and restatement of Carbon Appalachia Enterprises, LLC’s credit facility described in more detail below.

In connection with and concurrently with the closing of the Acquisition, the Company’s subsidiaries amended and restated Carbon Appalachia Enterprises, LLC’s Credit Agreement, dated April 3, 2017 (the “Existing Credit Agreement”; as amended, the “Amended and Restated Credit Agreement”) among Carbon Appalachia Enterprises, LLC (“CAE”), various other subsidiaries of the Company from time to time party thereto (including Nytis Exploration (USA) Inc., the Company’s wholly-owned subsidiary (“Nytis USA” and together with CAE, the “Borrowers”), which was added as a co-borrower under the Amended and Restated Credit Agreement), the financial institutions from time to time party thereto as lenders and LegacyTexas Bank, as administrative agent. The Amended and Restated Credit Agreement provides for a $500 million senior secured asset-based revolving credit facility (the “New Credit Facility”) that matures in December 2022 and a $15 million term loan in favor of the Borrowers which matures in June 2020. The New Credit Facility includes a sublimit of $1.5 million for letters of credit. The Amended and Restated Credit Agreement replaces the Existing Credit Agreement as well as that certain existing $100 million senior secured asset-based revolving credit facility provided by that certain Credit Agreement dated October 3, 2016, by and among the Company, the financial institutions from time to time party thereto as lenders and LegacyTexas Bank, as administrative agent, as amended (the “Carbon Credit Agreement”). Under the New Credit Facility, the Company is neither a borrower nor a guarantor.

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The New Credit Facility

Principal and Maturity

On the Closing Date, the Borrowers entered into the Amended and Restated Credit Agreement, for which facility LegacyTexas Bank acts as administrative agent. The New Credit Facility has a maximum availability of $500 million (with a $1.5 million sublimit for letters of credit), which availability is subject to the amount of the borrowing base. The borrowing base calculation under the New Credit Facility is based on the loan value to be assigned to the proved oil and gas reserves of the Borrowers and their respective subsidiaries located in the United States based upon Reserve Reports delivered to the administrative agent twice per year. The initial borrowing base established under the New Credit Facility is $75 million.

The New Credit Facility will mature on the earlier of (x) December 31, 2022 and (y) the date on which the Commitment of each Lender terminates in accordance with the Amended and Restated Credit Agreement.

Guarantees and Security

The Borrowers and their respective subsidiaries and certain other subsidiaries of the Company (including Carbon Appalachia, Nytis Exploration Company LLC, Carbon Tennessee Mining Company, LLC, Carbon Appalachia Group, LLC, Carbon West Virginia Company, LLC, Cranberry Pipeline Corporation, Knox Energy, LLC, Coalfield Pipeline Company and Appalachia Gas Services Company, LLC, collectively, the “Restricted Subsidiaries” and with the Borrowers, the “Restricted Group”), are subject to the covenants under the Amended and Restated Credit Agreement.  The New Credit Facility is guaranteed by each existing and future direct or indirect subsidiary of the Borrowers and certain other subsidiaries of the Company (subject to various exceptions). The obligations of the Restricted Group under the New Credit Facility are secured by essentially all tangible and intangible personal and real property of the Restricted Group (subject to certain exclusions).

Interest and Fees

Interest accrues on borrowings under the New Credit Facility at a rate per annum equal to either (i) the base rate plus an applicable margin equal to 0.25%, 0.50%, or 0.75% depending on the New Credit Facility utilization percentage or (ii) the Adjusted LIBOR rate plus an applicable margin equal to 2.75%, 3.00%, 3.25%, 3.50% or 3.75% depending on the New Credit Facility utilization percentage, at the Borrowers’ option. The Borrowers are obligated to pay certain fees and expenses in connection with the New Credit Facility, including a commitment fee for any unused amounts of 0.50% and an origination fee of 0.50%. Loans under the New Credit Facility may be prepaid without premium or penalty.

The Borrowers will be required to pay interest only, (x) on a quarterly basis in arrears in the case of any base rate advance and (y) on the last day of each interest period therefor in the case of any LIBOR rate advance, during the term of the New Credit Facility, with all outstanding principal and unpaid interest due upon termination of the New Credit Facility. The Company may prepay the New Credit Facility, in whole or in part, at any time without fees or penalty, provided that any LIBOR borrowing prepaid on any day other than the last day of the applicable interest period is subject to the Company indemnifying each applicable Lender for any loss, cost or expense incurred by it resulting therefrom.

The New Credit Facility also provides for a $15 million term loan in favor of the Borrowers which bears interest at a rate of 6.25% per annum and is payable in 18 equal monthly installments beginning February 1, 2019 with the last such payment due on June 30, 2020.

Affirmative and Negative Covenants

The Amended and Restated Credit Agreement contains certain affirmative and negative covenants that, among other things, limit the Restricted Group’s ability to (i) incur additional debt; (ii) incur additional liens; (iii) sell, transfer or dispose of assets; (iv) merge or consolidate, wind-up, dissolve or liquidate; (v) make dividends and distributions on, or repurchases of, equity; (vi) make certain investments; (vii) enter into certain transactions with their affiliates; (viii) enter into sale-leaseback transactions; (ix) make optional or voluntary payment of debt other than obligations under the New Credit Facility; (x) change the nature of their business; (xi) change their fiscal year or make changes to the accounting treatment or reporting practices; (xii) amend their constituent documents; and (xiii) enter into certain hedging transactions.

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The affirmative and negative covenants are subject to various exceptions, including certain basket amounts and acceptable transaction levels. In addition, the Amended and Restated Credit Agreement requires the Borrowers’ compliance, on a consolidated basis, with (i) leverage ratio and (ii) current ratio covenants tested quarterly commencing with the quarter ending March 31, 2019.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference. In the ordinary course of business, certain of the lenders under the Amended and Restated Credit Agreement and their affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management or other financial services to the Company and/or one or more of its subsidiaries for which they have received, and may in the future receive, compensation.

Item 1.02.	Termination of a Material Definitive Agreement.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

(a)          Date of completion of the transaction.

On December 31, 2018, the Company effected the closing of the Acquisition.

(b)          Brief description of the assets involved.

The Acquisition was of all of the Class A Units of Carbon Appalachia owned by the Sellers. As a result of the Acquisition, the Company now holds all of the issued and outstanding ownership interests of Carbon Appalachia and Carbon Appalachia, along with its direct and indirect subsidiaries (Carbon Appalachia Group, LLC, Carbon Tennessee Mining Company, LLC, CAE, Carbon West Virginia Company, LLC, Cranberry Pipeline Corporation, Knox Energy, LLC, Coalfield Pipeline Company and Appalachia Gas Services Company, LLC), are now wholly-owned subsidiaries of the Company.

(c)           Identity of the person(s) from whom the assets were acquired, and the nature of any material relationship (other than in respect of the transaction) between them and the Company, or any affiliate or any director or officer of the Company, or any associate of any Company director or officer.

As disclosed in Item 1.01 above, the Class A Units were acquired from Old Ironsides Fund II-A Portfolio Holding Company, LLC and Old Ironsides Fund II-B Portfolio Holding Company, LLC. There is no relationship otherwise between such persons and the Company, or any affiliate or any director or officer of the Company, or any associate or director or officer of the Company.

(d)          The nature and amount of consideration given or received for the assets and, if any material relationship is disclosed under (c) above, the formula or principle followed in determining the amount of such consideration.

At the closing, the Company paid a total of $33 million cash and delivered to the Sellers the Company’s promissory notes in the aggregate original principal amount of approximately $25 million (the “Seller Notes”) for the Class A Units owned by the Sellers.

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(e)         If the transaction being reported is an acquisition and if a material relationship exists between the registrant or any of its affiliates and the source(s) of the funds used in the acquisition, the identity of the source(s) of the funds, unless all or any part of the consideration used is a loan made in the ordinary course of business by a bank as defined in section 3(a)(6) of the Act, in which case the identity of such bank may be omitted, provided the registrant has made a request for confidentiality pursuant to section 13(d)(1)(b) of the Act, and states in the report on form 8-K that the identity of the bank has been so omitted and filed separately with the Commission.

As described in Item 1.01 above, the source of the funds paid to the Sellers in connection with the Acquisition was proceeds from the New Credit Facility and the Seller Notes.

Item 2.03.	Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2019, the Company issued a press release announcing the completion of the Acquisition and the New Credit Facility.  The press release is attached as Exhibit 99.1 hereto and is incorporated in its entirety into this Item 7.01 by reference.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be “furnished” to the SEC and not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1*	Letter Amendment, dated December 31, 2018, to Membership Interest Purchase Agreement, dated as of May 4, 2018, by and among Old Ironsides Fund II-A Portfolio Holding Company, LLC, Old Ironsides Fund II-B Portfolio Holding Company, LLC, and Carbon Energy Corporation
10.2*	Amended and Restated Credit Agreement dated December 31, 2018
99.1*	Press Release dated January 7, 2019

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON ENERGY CORPORATION
January 7, 2019
/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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